Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

      We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-47917, 333-39471, 333-67810, 333-60470, 333-60466 and 333-108311), in the Registration Statements on Form S-3 (Nos. 333-53336, 333-44932, 333-34018, 333-90440 and 333-89885) and in the Registration Statement on Form S-4 (No. 333-107298) of Patterson-UTI Energy, Inc. and its subsidiaries of our report dated January 30, 2004 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Houston, Texas
February 3, 2004